AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 DECEMBER 24, 1996

                                  REGISTRATION STATEMENT FILE NO. 33-

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549



                                     FORM S-8

                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933

                                 NCR CORPORATION
              (Exact name of recipient as specified in the charter)

                         Maryland                  31-0387920
               (State or other jurisdiction     (I.R.S. Employer
                    of or organization)        Identification No.)

                1700 South Patterson Blvd.
                       Dayton, Ohio                   45479
          (Address of Principal Executive Offices)  (Zip Code)


                            NCR MANAGEMENT STOCK PLAN
                             (full title of the plan)


                              Laura K. Nyquist, Esq.
                                Law Vice President
                                 NCR Corporation
                              101 West Shantz Avenue
                                Dayton, Ohio 45479
                     (Name and address of Agent for service)

                                  (937) 445-5000
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee

______________________________________________________________________________
    Title of     Amount to be   Proposed   Proposed maximum     Amount of
  securities to  registered(1)  maximum   aggregate offering registration fee
  be registered                 offering       price(2)
                               price per
                                share(2)
______________________________________________________________________________
  Common Stock,
 par value $.01
    per share     16,694,046     $36.125    $603,072,411.80    $182,749.22
______________________________________________________________________________
 Preferred Share
    Purchase
    Rights(3)
______________________________________________________________________________
      Total                                 $603,072,411.80    $182,749.22
______________________________________________________________________________
       (1) Represents the maximum number of shares that may be acquired under the NCR Management Stock Plan (the "Plan").
       (2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sale prices of the common stock, par value $.01 per share, of NCR Corporation (which was trading on a "when-issued" basis) on the New York Stock Exchange on December 23, 1996.
       (3) Preferred Share Purchase Rights ("Rights") will initially trade together with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

                                    Part II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by NCR Corporation (the "Company" or "NCR") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference:

              (1) NCR's Registration Statement on Form 10 filed with the SEC on September 26, 1996 including the exhibits thereto, as amended by Amendment No. 1 thereto filed on Form 10/A on October 31, 1996, Amendment No. 2 thereto filed on Form 10/A on November 22, 1996, and Amendment No. 3 thereto filed on Form 10/A on Novem-ber 26, 1996.

              (2) The description of NCR's Common Stock contained in the Registration Statement on Form 10 referred to in
                   (1) above.

              (3) The description of NCR's Preferred Share Purchase Rights contained in the Registration Statement on Form 10 referred to in (1) above.

         All documents, filed subsequent to the date hereof by NCR with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indi-cates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such docu-ments, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.



         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Securities to be issued pursuant to the Plan will be passed upon for the Company by Laura K. Nyquist, Law Vice President and Secretary of the Company. Ms. Nyquist beneficially owns shares and options to purchase shares of the Company's Common Stock.


         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         NCR's Charter limits the personal liability of its directors and officers to NCR and its stockholders for money damages to the maximum extent permitted by Maryland law. The Charter pro-vides that, to the fullest extent permitted by Maryland statu-tory or decisional law, as amended or interpreted, no director or officer of NCR will be personally liable to NCR or its stockholders for money damages. No amendment of the Charter or repeal of any of its provisions will limit or eliminate the benefits provided to directors and officers thereunder with respect to any act or omission which occurred prior to such amendment or repeal or with respect to any cause of action, suit or claim that, but for such provision would accrue or arise, prior to such amendment or repeal.

         As a result, neither NCR nor any NCR stockholder can hold the directors or officers personally liable for monetary damages, if they acted in good faith, with a reasonable belief that they were acting in the best interests of NCR, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under current law, however, such limitation does not apply (a) to the extent that a director or officer received an improper benefit; or (b) to the extent an award was based on a finding that the director or officer was actively and deliberately dishonest and such finding was mate-rial to the cause of action.

         The NCR Charter provides that NCR will indemnify (a) its direc-tors and officers, whether serving NCR or, at its request, any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law and (b) other em-ployees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and be permitted by law. The




         foregoing rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be en-titled. The Board of Directors may take such action as is nec-essary to carry out such indemnification provisions and is ex-pressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provi-sions or such further indemnification arrangements as may be permitted by law. No amendment of the NCR Charter, or of any such bylaws, resolution or contract, or repeal of any of their provisions will limit or eliminate the right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. The NCR Bylaws currently contain provisions implementing the foregoing.

         Under current law, directors and officers will be indemnified when serving in their capacity as directors or officers, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the pro-ceeding brought against him or her and was either committed in bad faith or was the result of active and deliberate dishon-esty; (b) the director or officer actually received an improper personal benefit; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         NCR also maintains insurance for the benefit of its directors in order to protect them against liability, including with re-spect to the matters covered by the foregoing indemnities.


         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.









         ITEM 8.  EXHIBITS.

         Exhibit Number        Description

         4.1 Form of Amended and Restated Charter of NCR Corporation (filed as Exhibit 3.1 to NCR's Registration Statement on Form
                               10).*

         4.2 Form of Bylaws of NCR Corporation (filed as Exhibit 3.2 to NCR's Registration Statement on Form 10).*

         4.3 Form of NCR Management Stock Plan (filed as Exhibit 10.8 to NCR's Registration Statement on Form 10).*

         4.4 Form of Preferred Share Purchase Rights Plan of NCR Corporation (filed as Exhibit
                               4.2 to NCR's Registration Statement on
                               Form 10).*

         5 Opinion of Laura K. Nyquist, Law Vice President of NCR Corporation, as to the legality of securities to be issued.

         23.1                  Consent of Coopers & Lybrand LLP.

         23.2 Consent of Laura K. Nyquist (contained in the opinion of counsel filed as Exhibit
                               5).

         24 Powers of Attorney executed by officers and directors who signed this registra-tion statement.

         ____________________

         *     Incorporated herein by reference.


         ITEM 9.  UNDERTAKINGS.

              (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;




                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the reg-istration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously dis-closed in the registration statement or any ma-terial change to such information in the reg-istration statement;

                   provided, however, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those para-graphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorpo-rated by reference in the registration statement.

              (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

              (c) The undersigned registrant hereby undertakes to re-move from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer-ing.

              (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the regis-trant's annual report pursuant to Section 13(a) or
                   Section 15(d) of the Exchange Act (and, where ap-plicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Ex-change Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



              (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as ex-pressed in the Securities Act of 1933 and is, there-fore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any ac-tion, suit or proceeding) is asserted by such direc-tor, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

















                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration state-ment to be signed on its behalf by the undersigned, thereunto duly authorized, in Dayton, Ohio on the 23rd day of Decem-ber, 1996.

                                       NCR CORPORATION


                                       By: /s/ Julie D. Gallagher
                                          Name: Julie D.Gallagher
                                          Title: Assistant Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indi-cated.

               Signature                    Title                     Date


                   *              Chairman, President and Chief       12/23/96
              Lars Nyberg         Executive Officer
                                  (Principal Executive Officer)


                   *              Senior Vice President, Chief        12/23/96
            John L. Giering       Financial Officer and Director
                                  (Principal Financial Officer and
                                  Principal Accounting Officer)


                   *              Senior Vice President, General      12/23/96
           Jonathan S. Hoak       Counsel and Director



         * Julie D. Gallagher, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursu-ant to powers of attorney duly executed by such individuals which have been filed with the Securities and Exchange Commis-sion.


                                              /s/ Julie D. Gallagher
                                                  Attorney-in-Fact




                                  EXHIBIT INDEX


         Exhibit Number        Description

         4.1 Form of Amended and Restated Charter of NCR Corporation (filed as Exhibit 3.1 to NCR's Registration Statement on Form
                               10).*

         4.2 Form of Bylaws of NCR Corporation (filed as Exhibit 3.2 to NCR's Registration Statement on Form 10).*

         4.3 Form of NCR Management Stock Plan (filed as Exhibit 10.8 to NCR's Registration Statement on Form 10).*

         4.4 Form of Preferred Share Purchase Rights Plan of NCR Corporation (filed as Exhibit
                               4.2 to NCR's Registration Statement on
                               Form 10).*

         5 Opinion of Laura K. Nyquist, Law Vice President of NCR Corporation, as to the legality of securities to be issued.

         23.1                  Consent of Coopers & Lybrand LLP.

         23.2 Consent of Laura K. Nyquist (contained in the opinion of counsel filed as Exhibit
                               5).

         24 Powers of Attorney executed by officers and directors who signed this registra-tion statement.

         ____________________

         *     Incorporated herein by reference.






                                                               EXHIBIT 5



                           [NCR CORPORATION LETTERHEAD]

                                December 23, 1996





         Ladies and Gentlemen:

         With reference to the registration statement on Form S-8 which NCR Corporation (the "Company") proposes to file with the Secu-rities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 16,694,046 shares of com-mon stock, par value $.01 per share, of the Company (the "Shares") which may be offered and sold by the Company under the NCR Management Stock Plan (the "Plan"), which Shares, under the terms of the Plan may be authorized and unissued shares, treasury shares, or shares purchased on the open market or oth-erwise, I am of the opinion that:

         1. the Company is a corporation duly organized, validly ex-isting and in good standing under the laws of the State of Maryland, and

         2. all proper corporate proceedings have been taken so that any Shares to be offered and sold which are of original issu-ance, upon sale and payment therefor in accordance with the Plan and the resolutions of the Board of Directors relating to the offering and sale of common shares thereunder, will be le-gally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.


                                  Very truly yours,

                                  /s/ Laura K. Nyquist

                                  Laura K. Nyquist


                                                            EXHIBIT 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registra-tion Statement of NCR Corporation on Form S-8, of our report dated January 25, 1996, on our audits of the consolidated fi-nancial statements and consolidated financial statement sched-ule of NCR Corporation at December 31, 1995 and 1994 and for the three years ended December 31, 1995, which report is in-cluded in the registration statement on Form 10/A (File
         No. 1-395) of NCR Corporation.


         /s/ Coopers & Lybrand L.L.P.
         COOPERS & LYBRAND L.L.P.
         Dayton, Ohio
         December 20, 1996


                                                            EXHIBIT 24


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, NCR Corporation, a Maryland corporation (hereinafter referred to as the "Company"), proposes to file with the Secu-rities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to the following number of shares of common stock, par value $.01 per share, set opposite each of the plans listed below:

         Benefit Plan                       Common Shares

         NCR Management Stock Plan          16,694,046

         NCR Savings Plan                   3,000,000

         NCR Employee Stock Purchase Plan   8,000,000

         NCR WorldShares Plan               6,694,854

         WHEREAS, the undersigned is a director and/or an officer of the Company, as indicated below his signature:

         NOW, THEREFORE, the undersigned hereby constitutes and appoints Laura K. Nyquist and Julie D. Gallagher, and each of them, as attorneys for him and in his name, place and stead, and in his capacity as a director and/or an officer of the Company, to ex-ecute and file any such registration statement with respect to the above-described shares of common stock and thereafter to execute and file any amended registration statement or state-ments with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 21st day of December, 1996.

                                       By:
                                            /s/ Lars Nyberg

                                       Name:  Lars Nyberg
                                       Title:  Chairman of the Board,
                                               Chief Executive Officer
                                               and President


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, NCR Corporation, a Maryland corporation (hereinafter referred to as the "Company"), proposes to file with the Secu-rities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to the following number of shares of common stock, par value $.01 per share, set opposite each of the plans listed below:

         Benefit Plan                       Common Shares

         NCR Management Stock Plan          16,694,046

         NCR Savings Plan                   3,000,000

         NCR Employee Stock Purchase Plan   8,000,000

         NCR WorldShares Plan               6,694,854

         WHEREAS, the undersigned is a director and/or an officer of the Company, as indicated below his signature:

         NOW, THEREFORE, the undersigned hereby constitutes and appoints Laura K. Nyquist and Julie D. Gallagher, and each of them, as attorneys for him and in his name, place and stead, and in his capacity as a director and/or an officer of the Company, to ex-ecute and file any such registration statement with respect to the above-described shares of common stock and thereafter to execute and file any amended registration statement or state-ments with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 20th day of December, 1996.

                                       By:
                                            /s/ John L. Giering

                                       Name:  John L. Giering
                                       Title:  Senior Vice President,
                                               Chief Financial Officer
                                               and Director



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, NCR Corporation, a Maryland corporation (hereinafter referred to as the "Company"), proposes to file with the Secu-rities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to the following number of shares of common stock, par value $.01 per share, set opposite each of the plans listed below:

         Benefit Plan                       Common Shares

         NCR Management Stock Plan          16,694,046

         NCR Savings Plan                   3,000,000

         NCR Employee Stock Purchase Plan   8,000,000

         NCR WorldShares Plan               6,694,854

         WHEREAS, the undersigned is a director and/or an officer of the Company, as indicated below his signature:

         NOW, THEREFORE, the undersigned hereby constitutes and appoints Laura K. Nyquist and Julie D. Gallagher, and each of them, as attorneys for him and in his name, place and stead, and in his capacity as a director and/or an officer of the Company, to ex-ecute and file any such registration statement with respect to the above-described shares of common stock and thereafter to execute and file any amended registration statement or state-ments with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 20th day of December, 1996.

                                       By:
                                            /s/ Jonathan S. Hoak

                                       Name:  Jonathan S. Hoak
                                       Title: Senior Vice President,
                                              General Counsel and
                                              Director